Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-175933, 333-156095, 333-42730, 333-66031, 333-42915, 033-64731 and 033-64729 on Forms S-8 of our reports dated March 13, 2013, relating to the consolidated financial statements of A.T. Cross Company and the effectiveness of A.T. Cross Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of A.T. Cross Company for the year ended December 29, 2012.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 13, 2013

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